Exhibit 16

January 13, 2000




Securities and Exchange Commission
Washington, D.C.  20549



Re:     Wellington Properties Trust
        File No. 0-25074


Dear Sir or Madam:

We have read Item 4 (paragraphs two through the penultimate paragraph) of the Form 8-K of Wellington Properties Trust, dated January 6, 2000, and agree with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP
GRANT THORNTON LLP